Exhibit 99.1
January 3, 2011
Investors May Contact:
Kevin Stitt, 1.980.386.5667
Lee McEntire, 1.980.388.6780
Reporters May Contact:
Jerry Dubrowski, Bank of America 1.980.388.2840
jerome.f.dubrowski@bankofamerica.com
Bank of America Announces Fourth Quarter Actions with respect to Its Home
Loans & Insurance Business
Agreement With Freddie Mac Resolves Outstanding and Potential Repurchase
Claims For Legacy Countrywide Loans Sold to Freddie Mac Through 2008
Agreement With Fannie Mae Resolves Outstanding Repurchase Claims Received
for Certain Legacy Countrywide Loans
Fourth-quarter 2010 Representations and Warranties Total Provision Related to
GSE Exposures Expected to be Approximately $3 Billion
Bank of America’s Home Loans & Insurance Business Expected to Record
Non-Cash, Non-Tax Deductible Goodwill Impairment Charge of Approximately
$2 Billion
CHARLOTTE — Bank of America today announced agreements with the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) to resolve repurchase claims involving certain residential mortgage loans sold to them by entities related to Countrywide Financial Corporation (legacy Countrywide).
Bank of America also announced today that in the fourth quarter of 2010 it expects to take a provision of approximately $3 billion related to repurchase obligations for residential mortgage loans sold by Bank of America affiliates directly to Freddie Mac and Fannie Mae (collectively, the Government Sponsored Entities or GSEs). This provision results from both the GSE agreements referred to above and adjustments to the representations and warranties liability for other loans sold directly to the GSEs and not covered by these agreements. The loans not covered by the agreements include both legacy Countrywide loans and loans originated on other legacy platforms.
Through this provision, Bank of America believes that it has addressed its remaining exposure to repurchase obligations for residential mortgage loans sold directly to the GSEs. The calculation of the provision incorporates historical experience with the
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GSEs and certain assumptions regarding economic conditions, home prices and other matters, and future provisions for representations and warranties may be affected if the actual results are different.
“These actions resolve substantial legacy issues in the best interest of our shareholders,” said Bank of America President and Chief Executive Officer Brian Moynihan. “Our goals remain the same: put these issues behind us; focus on serving customers and clients; and continue to help distressed homeowners facing difficult times.”
The agreement with Freddie Mac extinguishes all outstanding and potential mortgage repurchase and make-whole claims arising out of any alleged breaches of selling representations and warranties related to loans sold by legacy Countrywide to Freddie Mac through 2008 (787,000 loans with a total unpaid principal balance of $127 billion), subject to certain exceptions, which Bank of America does not believe will be material. The agreement provides for a cash payment to Freddie Mac of $1.28 billion, which was made on December 31, 2010.
The agreement with Fannie Mae substantially resolves the existing pipeline of repurchase and make-whole claims outstanding as of September 20, 2010 arising out of alleged breaches of selling representations and warranties related to loans sold by legacy Countrywide to Fannie Mae. The agreement provides for a net cash payment to Fannie Mae of $1.34 billion, which was made on December 31, 2010, after applying certain credits to the agreed-upon amount of $1.52 billion.
The Fannie Mae agreement extinguishes all outstanding and potential selling representations and warranties claims on 12,045 legacy Countrywide loans (approximately $2.7 billion of unpaid principal balance). The agreement also resolves specific outstanding repurchase or make-whole claims, or extends the cure period for missing documentation-related claims, on an additional 5,760 legacy Countrywide loans (approximately $1.3 billion of unpaid principal balance).
The agreements with Freddie Mac and Fannie Mae do not cover loan servicing obligations, other contractual obligations or loans contained in private label securitizations.
The agreements with Freddie Mac and Fannie Mae are the latest in a series of actions Bank of America has taken to respond to the housing crisis since 2008. These include discontinuing Countrywide subprime, pay-option ARM and prime-quality two-year hybrid ARM loans, launching one of the industry’s first streamlined loan modification programs, introducing the Clarity Commitment to simplify and summarize loan terms and closing costs, and completing more than 750,000 loan modifications for distressed customers since the beginning of 2008.
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Goodwill Impairment Charge
Bank of America expects to record a non-cash, non-tax deductible goodwill impairment charge of approximately $2.0 billion in the fourth quarter of 2010 in its Home Loans & Insurance business segment.
The impairment charge will have no impact to reported Tier 1 and tangible equity capital ratios.
Note: Chief Financial Officer Charles Noski will discuss the above matters in a conference call at 8:30 a.m. ET today. Supporting materials and a live Webcast can be accessed on the Bank of America Investor Relations Web site at http://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.888.245.1801 (U.S.) or 1.785.424.1733 (international) and the conference ID: 79795.
Bank of America
Bank of America is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 57 million consumer and small business relationships with approximately 5,900 retail banking offices and approximately 18,000 ATMs and award-winning online banking with 29 million active users. Bank of America is among the world’s leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in more than 40 countries. Bank of America Corporation stock (NYSE: BAC) is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange.
Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events, expenses and charges, including the expected 2010 fourth quarter representations and warranties provision related to the GSEs, the adequacy of the liability for the remaining representations and warranties exposure to the GSEs, the potential assertion and impact of additional claims not addressed by the Freddie Mac and Fannie Mae agreements and the amount of goodwill impairment charge to be recorded in the Home Loans & Insurance business. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in,
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or implied by, any of these forward-looking statements, because of, among other things, certain obligations under and provisions contained in the agreements with Fannie Mae and Freddie Mac, the adequacy of the liability for the remaining representations and warranties exposure to the GSEs, the potential assertion and impact of additional claims not addressed by the Freddie Mac and Fannie Mae agreements, accounting interpretations and analysis regarding goodwill accounting as well as the risks and uncertainties set forth in Bank of America’s SEC filings. Forward-looking statements speak only as of the date on which they are made and Bank of America undertakes no obligation to update or revise any forward looking statements.
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